Exhibit 10.1

EXECUTION VERSION

INVESTOR AGREEMENT

By and Between

ASTRA AI INFRA LLC

AND

PENGUIN SOLUTIONS, INC.

Dated as of December 13, 2024

TABLE OF CONTENTS

1.	Definitions		1

2.	Certain Restrictions		8

	2.1	Standstill	8
	2.2	Waiver	9
	2.3	Termination	9

3.	Restrictions on Dispositions		10

	3.1	Lock-Up	10
	3.2	Termination of Lock-Up	10
	3.3	Effect of Prohibited Disposition	11
	3.4	Joinder	11

4.	Voting Agreement		11

	4.1	Voting of Securities	11
	4.2	Quorum	11

5.	Board Composition		12

6.	Participation Rights		14

	6.1	General	14
	6.2	Procedures	14
	6.3	Post-Issuance Notice	15

7.	Registration Rights		15

	7.1	General	15
	7.2	Shelf Registration	16
	7.3	Demand Registrations	17
	7.4	Piggyback Registration	18
	7.5	Investor Obligations	19
	7.6	Suspension; Delays	19
	7.7	Company Obligations	20
	7.8	Indemnification	21

8.	Other Agreements		24

	8.1	Information Rights	24
	8.2	Indebtedness	24
	8.3	Requisite Approvals	24

9.	Miscellaneous		25

	9.1	Governing Law; Submission to Jurisdiction	25
	9.2	Dispute Resolution	25

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9.3	Waiver	25
9.4	Notices	25
9.5	Entire Agreement	25
9.6	Amendments	26
9.7	Interpretation	26
9.8	Severability	26
9.9	Assignment	26
9.10	Successors and Assigns	27
9.11	Counterparts	27
9.12	Fees and Expenses	27
9.13	Third Party Beneficiaries	27
9.14	Remedies	27
9.15	Specific Performance	27
9.16	Confidentiality	27
9.17	Further Assurances	28
9.18	Termination	28

Exhibit A Notice Addresses		A-1

ii

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of December 13, 2024, by and between Astra AI Infra LLC, a Delaware limited liability company (the “Investor”), and Penguin Solutions, Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”).

WHEREAS, the Securities Purchase Agreement, dated as of July 14, 2024, by and between SK Telecom Co., Ltd. (“SKT”) and the Company (the “Purchase Agreement”), provides for the issuance and sale by the Company to SKT, and the purchase by the SKT, of 200,000 Convertible Preferred Shares, par value US$0.03 per share, of the Company (the “Purchased Securities”);

WHEREAS, the rights set forth in this Agreement are without prejudice to the rights afforded to the Investor as a holder of the Purchased Securities under the protective provisions in the Certificate (as defined herein); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Securities and other securities of the Company beneficially owned by the Investor, and it is a condition to the Closing (as defined in the Purchase Agreement) that this Agreement be executed and delivered by the Investor and the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Acceptance Notice” shall have the meaning set forth in Section 6.2(a).

(b) “Acquisition Proposal” shall have the meaning set forth in Section 2.1(d).

(c) “Activist Shareholder” shall have the meaning set forth in the Purchase Agreement.

(d) “Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(e) “Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

(f) “Applicable Offering” shall mean an offering of Company Ordinary Shares for cash whether in connection with a public offering of Company Ordinary Shares by the Company, a public offering of Company Ordinary Shares by shareholders other than the Investor, or both, but excluding an offering relating solely to an employee benefit plan, including an offering registered on Form S-8 (or successor form), an offering relating to a transaction on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or an offering on any Registration Statement form that does not permit secondary sales.

(g) “Arbitration” shall have the meaning set forth in Section 9.2.

(h) “Articles” shall mean the Third Amended and Restated Memorandum and Articles of Association of the Company, adopted by special resolution passed on August 26, 2024 and effective as of October 15, 2024, as may be amended and/or restated from time to time.

(i) “Award” shall have the meaning set forth in Section 9.2.

(j) “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act.

(k) “Board” shall mean the Board of Directors of the Company.

(l) “Board Qualifications” shall have the meaning set forth in Section 5(d).

(m) “Business Combination” shall have the meaning set forth in Section 2.1(g).

(n) “Business Day” shall mean a day on which commercial banking institutions in New York, New York; San Jose, California; Seoul, the Republic of Korea and the Cayman Islands are open for business.

(o) “Certificate” shall mean that certain Certificate of Designation for the Purchased Securities.

(p) “Change of Control” shall mean, with respect to the Company, any of the following events: (i) any Person is or becomes the beneficial owner of a majority of the total voting power represented by all Company Ordinary Shares then issued and outstanding; (ii) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Company Ordinary Shares or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Affiliate of the Company.

(q) “Closing Date” shall have the meaning set forth in the Purchase Agreement.

(r) “Company” shall have the meaning set forth in the Preamble.

(s) “Company Ordinary Share” shall mean an ordinary share, US$0.03 par value per share, of the Company.

(t) “Company Ordinary Share Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, Company Ordinary Shares.

(u) “Competitor” shall have the meaning set forth in the Purchase Agreement.

(v) “Conversion Shares” shall mean the Company Ordinary Shares issuable upon conversion of the Purchased Securities.

(w) “Covered Person” shall mean each Holder whose Registrable Securities are or were covered by a Registration Statement or Prospectus, the officers, directors, general partners, managing members, managers, agents and employees of each of them, and each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act).

(x) “CPS” shall mean the convertible preferred shares, par value US$0.03 per share, of the Company.

(y) “Credit Agreement” shall have the meaning set forth in Section 8.2.

(z) “Demand Registration Request” shall have the meaning set forth in Section 7.3.

(aa) “Demand Registration Statement” shall have the meaning set forth in Section 7.3.

(bb) “Designated Holders” means the Investor and its Affiliates.

(cc) “Director Conditions” shall have the meaning set forth in Section 5(d).

(dd) “Director Period” shall mean the period commencing on the Closing Date and ending on the date on which the Investor, SKT’s Subsidiaries, or SKT’s Affiliates together beneficially own Purchased Securities (and Company Ordinary Shares issued with respect thereto) representing less than five percent (5.0%) of the Company Ordinary Shares then issued and outstanding (calculated on a Fully-Diluted Basis).

(ee) “Disposition” or “Dispose of” shall mean any (i) sale, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Company Ordinary Shares or any Company Ordinary Share Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) hedge, swap or any other similar agreement or transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of Company Ordinary Shares, whether any such hedge, swap, agreement or transaction is to be settled by the issue or transfer of Company Ordinary Shares, other securities, in cash or otherwise; provided that, notwithstanding the foregoing, a sale, transfer or other disposition of any Purchased Securities (and any Company Ordinary Shares issued with respect thereto) from the Investor or SKT (as applicable) to SKT, SKT’s Affiliates, the Investor or any Affiliates of the Investor shall not constitute a Disposition.

(ff) “Dispute” shall have the meaning set forth in Section 9.2.

(gg) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(hh) “Excluded Registration Statement” shall mean a (i) Demand Registration Statement, (ii) Shelf Registration Statement or (iii) registration (1) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock or share plan or other employee benefit arrangement) (or successor form), (2) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (3) in connection with any dividend or distribution reinvestment plan.

(ii) “Fully-Diluted Basis” shall mean, as of any time, the number of Company Ordinary Shares outstanding, together with all Company Ordinary Shares that the Company would be required to issue pursuant to any then-outstanding CPS and any vested in-the-money Company Ordinary Share Equivalent

(jj) “Governmental Authority” shall mean any court, agency, authority, department, or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(kk) “Holder” or “Holders” shall mean, as applicable, the Investor, SKT or any Affiliates of the Investor or SKT that own Registrable Securities.

(ll) “ICC Arbitration Rules” shall have the meaning set forth in Section 9.2.

(mm) “Indemnified Party” shall have the meaning set forth in Section 7.8(c).

(nn) “Indemnifying Party” shall have the meaning set forth in Section 7.8(c).

(oo) “Initial Lock-Up Term” shall have the meaning set forth in Section 3.1(a).

(pp) “Investor” shall have the meaning set forth in the Preamble.

(qq) “Investor Designee” shall have the meaning set forth in Section 5(a).

(rr) “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(ss) “Lock-Up Terms” shall have the meaning set forth in Section 3.1(b).

(tt) “Losses” shall mean any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement.

(uu) “Modified Clause” shall have the meaning set forth in Section 9.8.

(vv) “New Securities” shall mean any Company Ordinary Shares or Company Ordinary Share Equivalents, except for (a) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued pursuant to the Company’s share option and incentive plans or other employee or director compensation plans; (b) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued as a dividend or other distribution on outstanding shares or other equity securities of the Company; (c) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued by reason of a subdivision or other reorganization or recapitalization of the Company; (d) Company Ordinary Shares or Company Ordinary Share Equivalents issued as consideration for the acquisition of any business or assets by the Company or any of its Subsidiaries (including pursuant to the acquisition of another Person by the Company or any of its Subsidiaries by merger, purchase of substantially all of the assets); (e) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued in a public offering or an offering pursuant to Rule 144A (or a successor rule) under the Securities Act and (f) the Participation Right Shares (for the avoidance of doubt, with respect to clauses (a) – (f), Company Ordinary Shares issued with respect to any Company Ordinary Share Equivalents shall not be deemed New Securities).

(ww) “Non-Underwritten Shelf Take-Down” shall have the meaning set forth in Section 7.2(b).

(xx) “Participation Right Notice” shall have the meaning set forth in Section 6.2(a).

(yy) “Participation Right Shares” shall have the meaning set forth in Section 6.1.

(zz) “Participation Rights Persons” shall have the meaning set forth in Section 6.1.

(aaa) “Person” shall mean any individual, partnership, limited liability company, firm, corporation, company, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(bbb) “Piggyback Notice” shall have the meaning set forth in Section 7.4(a).

(ccc) “Piggyback Registration” shall have the meaning set forth in Section 7.4(a).

(ddd) “Piggyback Registration Statement” shall have the meaning set forth in Section 7.4(a).

(eee) “Piggyback Request” shall have the meaning set forth in Section 7.4(a).

(fff) “Prospectus” shall mean, as applicable, the prospectus, as may be amended and/or supplemented, forming part of a Registration Statement.

(ggg) “Purchase Agreement” shall have the meaning set forth in the Preamble, and shall include all Exhibits attached thereto.

(hhh) “Purchased Securities” shall have the meaning set forth in the Preamble, and shall be adjusted for (i) any share split, share dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Company Ordinary Shares issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Securities.

(iii) “registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

(jjj) “Registrable Securities” shall mean (x) the Conversion Shares, (y) any Company Ordinary Shares issued as a dividend or distribution on the Purchased Securities or any Conversion Shares, and (z) any other securities issued or issuable with respect to any of the foregoing by way of subdivision, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise; provided, however, that such shares shall cease to be Registrable Securities hereunder (i) if and when such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to an effective registration statement registering the sale, transfer or other disposition of such Registrable Securities under the Securities Act, (ii) if and when such Registrable Securities have been sold, transferred or otherwise disposed of to a Third Party pursuant to Rule 144 of the Securities Act or a successor rule (“Rule 144”) or (iii) the date when such Registrable Securities first become eligible for sale pursuant to Rule 144 without limitations on the volume or manner of sale.

(kkk) “Registration Statement” shall mean a registration statement filed by the Company with the SEC pursuant to the Securities Act.

(lll) “Representatives” shall mean, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, potential debt and equity financing sources (excluding any co-investors), and other representatives. For the avoidance of doubt, potential debt and equity financing sources are Representatives, whether or not the Investor contacts any one of them before or after the Closing Date.

(mmm) “Rule 144” shall have the meaning set forth in the definition of “Registrable Securities” above.

(nnn) “SEC” shall mean the United States Securities and Exchange Commission.

(ooo) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(ppp) “Shelf Effectiveness Period” shall have the meaning set forth in Section 7.2(a).

(qqq) “Shelf Registration Statement” shall have the meaning set forth in Section 7.2(a).

(rrr) “Shelf Take-Down” shall have the meaning set forth in Section 7.2(a).

(sss) “Shelf Underwritten Offering” shall have the meaning set forth in Section 7.2(b).

(ttt) “SKT” shall have the meaning set forth in the Recitals.

(uuu) “Standstill Term” shall have the meaning set forth in Section 2.1.

(vvv) “Subsidiary” shall mean, with respect to any Person, any other Person of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the outstanding shares or other equity securities with the power to vote for the election of the board of directors or other governing body of such Person.

(www) “Take-Down Notice” shall have the meaning set forth in Section 7.2(b).

(xxx) “Third Party” shall mean any Person other than the Investor or its Affiliates, or the Company or any of its Affiliates.

(yyy) “Tribunal” shall have the meaning set forth in Section 9.2.

2. Certain Restrictions.

2.1 Standstill. Unless terminated earlier pursuant to Section 2.2, during the period (such period, the “Standstill Term”) commencing on the Closing Date and continuing until the later of (i) the first (1st) anniversary of the Closing Date and (ii) the date that is thirty (30) calendar days following the date on which no Investor Designee is serving on the Board, the Investor, SKT and their Subsidiaries shall not do any of the following, except as approved, invited or waived in writing by the Company or a majority of the Board (excluding the Investor Designee, if any), or as contemplated by this Agreement:

(a) other than purchases of Participation Right Shares, directly or indirectly, acquire beneficial ownership of Company Ordinary Shares and/or Company Ordinary Share Equivalents and/or any instrument that gives the Investor the economic equivalent of ownership of an amount of Company Ordinary Shares, except that nothing in this Section 2.1(a) shall prevent or prohibit the Investor from investing in a fund with respect to which the Investor does not have or share decision-making authority over investment or divestment decisions;

(b) make a tender offer, exchange offer or other offer to the public to acquire Company Ordinary Shares and/or Company Ordinary Share Equivalents;

(c) (i) seek to have called any meeting of the shareholders of the Company or propose any matter to be voted upon by the shareholders of the Company, or (ii) propose or nominate for election or appointment to the Board a person other than the Investor Designee whose nomination has not been approved by a majority of the Board (excluding the Investor Designee, if any);

(d) encourage or support a tender offer, exchange offer or other offer to the public by any Third Party for Company Ordinary Shares and/or Company Ordinary Share Equivalents (if such offer or proposal would, if consummated, result in a Change of Control of the Company, such offer or proposal is referred to as an “Acquisition Proposal”);

(e) solicit proxies or consents or become a “participant in a solicitation” (as defined in Regulation 14A under the Exchange Act) of proxies or consents with respect to voting of Company Ordinary Shares, other than a solicitation made by the Company or the majority of the Board (excluding the Investor Designee, if any);

(f) deposit any Company Ordinary Shares and/or Company Ordinary Share Equivalents in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting of such securities, including the granting of any proxy (other than a proxy solicited by the Company or the majority of the Board (excluding the Investor Designee, if any));

(g) without the prior written consent of the Company or the majority of the Board (excluding the Investor Designee, if any) (i) publicly propose (x) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or (y) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company (a transaction described in clauses (x) and (y) that would result in a Change of Control, is referred to as a “Business Combination”) or (ii) take any action with respect to a potential Business Combination prior to the approval of such potential Business Combination by a majority of the Board (excluding the Investor Designee, if any) that would reasonably be expected to require the Company to make a public announcement regarding such potential Business Combination; or

(h) act in concert with any Third Party to take any action, or make any public announcement regarding any action, set forth in clauses (a) through (g) above, or, directly or indirectly, form, join or in any way participate in a “group” (as such term is defined in Section 13d(3) of the Exchange Act) with a Third Party to take any action in clauses (a) through (g) above;

provided, however, that nothing contained in this Section 2.1 shall prevent, restrict, encumber, or limit in any manner: (A) the Investor or any of its Affiliates from making confidential, nonpublic proposals to the Board for a transaction involving a Business Combination or Acquisition Proposal, the discussions of which would not reasonably be expected to require a public disclosure; (B) the Investor Designee from performing its duties as a member of the Board; (C) the Investor or any of its Affiliates from exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement or the Purchase Agreement, in each case, in accordance with the terms hereof and thereof; or (D) nonpublic discussions or communications among the Investor, its Affiliates and their counsel and other Representatives.

2.2 Waiver. Notwithstanding anything to the contrary set forth herein, upon request by Investor that Section 2.1(a) be waived, the Investor and the Company shall discuss in good faith whether such request shall be granted.

2.3 Termination of Standstill. Notwithstanding anything to the contrary contained in this Agreement, the Standstill Term shall terminate upon the occurrence of any of the following events:

(a) a material breach by the Company of this Agreement or the terms of the Purchased Securities which has not been cured (if curable) within 30 days of the Company’s receipt of written notice of such material breach;

(b) a Change of Control; or

(c) the filing by the Company of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) recommending that shareholders accept any such offer.

3. Restrictions on Dispositions.

3.1 Lock-Up.

(a) Unless terminated earlier pursuant to Section 3.2, during the period commencing on the Closing Date and continuing until the first (1st) anniversary of the Closing Date (such period, the “Initial Lock-Up Term”), no Designated Holder holding Purchased Securities shall, except with the prior consent of a majority of the Board (excluding the Investor Designee, if any):

i.

Dispose of any of the Purchased Securities or any other Company Ordinary Shares beneficially owned by it as of the date of this Agreement, together with any Company Ordinary Shares issued in respect thereof as a result of any share split, share dividend, share exchange, merger, consolidation or similar recapitalization; or

ii.	Dispose of any Company Ordinary Shares issued in exchange or in replacement of the Company Ordinary Shares described in clause (a) above.

(b) During the period commencing as of the Closing Date and continuing until the second (2nd) anniversary of the Closing Date (such period, together with the Initial Lock-Up Term, the “Lock-Up Terms”), no Designated Holder holding the Purchased Securities shall, except with the prior consent of a majority of the Board (excluding the Investor Designee, if any), Dispose of any Company Ordinary Shares issued with respect to any Purchased Securities representing more than 5% of the issued and outstanding Company Ordinary Shares (calculated on a Fully-Diluted Basis) to any Competitors or Activist Shareholders.

(c) At any time before the termination or expiration of this Agreement, no Designated Holder holding the Purchased Securities shall, except with the prior consent of a majority of the Board (excluding the Investor Designee, if any), Dispose of any Purchased Securities to any Competitors or Activist Shareholders.

3.2 Termination of Lock-Up. Notwithstanding anything to the contrary contained herein, the Lock-Up Terms shall terminate upon the occurrence of any of the following events:

(a) a material breach by the Company of this Agreement or the terms of the Purchased Securities which has not been cured (if curable) within 30 days of the Company’s receipt of written notice of such material breach;

(b) a Change of Control; or

(c) the Company files a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) recommending that shareholders accept any such offer.

3.3 Effect of Prohibited Disposition. If any Disposition is made or attempted to be made contrary to the provisions of Section 3 of this Agreement, (a) such purported Disposition shall be void ab initio, (b) the Company shall have, in addition to all other legal or equitable remedies that it may have, the right to injunctive relief and specific performance to enforce the provisions of this Agreement, and (c) the Company shall have the right to refuse to recognize the transferee in such a Disposition as a shareholder for any purpose.

3.4 Joinder. No Disposition of Purchased Securities in compliance with this Agreement shall be enforceable or binding upon the Company unless the recipient of any such Purchased Securities shall have delivered a duly executed written agreement of the recipient, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by a joinder to this Agreement) as fully as if the recipient were an initial signatory hereto.

4. Voting Agreement. Without prejudice to any Designated Holder’s rights as a holder of the Purchased Securities under the protective provisions of the Certificate:

4.1 Voting of Securities.

(a) From the Closing Date until termination or expiration of the Standstill Term, in any vote or action by written consent or written resolution of the shareholders of the Company (including, without limitation, with respect to the election of directors), each Designated Holder holding the Purchased Securities shall vote or execute a written consent or written resolution with respect to all voting securities of the Company as to which it is entitled to vote or execute a written consent or written resolution in accordance with the recommendation of a majority of the Board.

(b) So long as the Purchased Securities remain issued and outstanding, in the event that the holders of the Purchased Securities are entitled to vote as a separate class under applicable Law on a matter that does not require the prior written consent of the holders of at least 2/3 of the then outstanding Convertible Preferred Shares (as defined in the Certificate) pursuant to Section 3.2.1 of the Certificate or of Designated Holders pursuant to Section 3.2.2 of the Certificate, each Designated Holder holding the Purchased Securities shall vote or execute a written consent or written resolution with respect to all Purchased Securities voting on such matter in accordance with the recommendation of a majority of the Board. This Section 4.1(b) shall not apply to any holders of the Purchased Securities that are not Designated Holders.

4.2 Quorum. In furtherance of Section 4.1, the Investor shall be present in person or represented by proxy at all meetings of shareholders to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

5. Board Composition.

(a) During the Director Period, the Designated Holders holding the Purchased Securities (acting together) may nominate one director if the total number of directors of the Company is eight or less, and two directors if the total number of directors of the Company is twelve or more, to be elected or appointed to the Board (any such director, an “Investor Designee”); provided, however, that any Investor Designee must meet the Board Qualifications and be reasonably acceptable to the Board at the time of his or her designation. During the Director Period, at each meeting of the Company’s Members (as defined in the Articles) at which the appointment of directors is to be considered, the Board shall nominate the individual serving as such Investor Designee (or any individual subsequently designated by such Designated Holders to serve as the Investor Designee) for appointment or re-appointment, as the case may be, as a director, and use commercially reasonable efforts to cause the Investor Designee to be appointed or re-appointed, including providing the same level of support as is provided for other nominees. The Company shall use reasonable best efforts to cause each Investor Designee to be appointed to the Board (including voting all unrestricted proxies in favor of the election of such Investor Designee and including recommending approval of such Investor Designee’s appointment to the Board) and shall not take any action designed to diminish the prospects of such Investor Designee(s) of being appointed to the Board. At each subsequent re-appointment of an Investor Designee, such Investor Designee shall be assigned to a class with a full term of three (3) years. During the Director Period, the Board or the Company will not decrease the size of the Board if such decrease would require the resignation of the Investor Designee. The Investor’s rights pursuant to this Section 5 with respect to the Investor Designee shall not be transferable to any Third Party without the Company’s prior written consent.

(b) Subject to any fiduciary obligations under applicable Law and the terms of this Section 5, effective as of the Closing Date, the Board will appoint the Investor Designee as a Class II director of the Company for a term expiring at the Company’s 2025 annual meeting of shareholders or upon such Investor Designee’s earlier death, disability, resignation, vacation of office or removal (including removal by operation of Law).

(c) At the end of the Director Period, the Investor shall cause the Investor Designee to tender to the Board, as soon as practicable and in any event within five (5) days following the end of the Director Period, his or her resignation from the Board.

(d) As a condition to any appointment or nomination for appointment to the Board, each Investor Designee shall (i) meet the qualifications required of all directors of the Company by the Company’s Nominating and Corporate Governance Committee (the “NCG Committee”) and the Board (the “Board Qualifications”), (ii) meet the qualifications mandated by applicable Law, (iii) agree, in writing, to be bound by the terms and conditions of all of the Company’s policies applicable to its directors, to the extent required by the Company to be entered into by all directors, (iv) make such acknowledgements and enter into such agreements as the Company requires of all directors, including, without limitation, with respect to confidentiality, the Company’s code of ethics, insider trading policy and Section 16 reporting procedures, and (v) be able to dedicate sufficient time and resources for the diligent performance of the duties reasonably required of a member of the Board (the “Director Conditions”). The NCG Committee and the Board shall determine whether the Investor Designee has met the Board Qualifications in their reasonable and good faith discretion, applied in the same manner as the NCG Committee and the Board would consider any candidate for Board membership; provided, that, the Investor Designee may, if the Investor so desires, be an officer, director or employee of the Investor or its Affiliates. The Board or the NCG Committee will evaluate the Investor Designee for potential roles on the committees of the Board, consistent with evaluations of other directors for such positions and subject to applicable Law and the listing rules and requirements of the Nasdaq Global Select Market.

(e) If an Investor Designee resigns from the Board, is removed as a director of the Company in accordance with the Articles, or refuses or is unable to serve or fulfill his or her duties as a director because of death or disability, or otherwise vacates their office as a director in accordance with Article 24.1 (Disqualification of Directors) of the Articles, in each case prior to the expiration of the Director Period, the Designated Holders holding Purchased Securities (acting together) shall have the right to select a replacement Investor Designee, reasonably acceptable to the Board and subject to compliance with the Director Conditions, and shall provide the Company with the name of and relevant background information for such replacement Investor Designee. Subject to the terms of this Section 5, within twenty (20) days following receipt of such information and compliance with the Director Conditions, the Board will appoint such replacement Investor Designee to the Board to replace the departing Investor Designee to serve the remaining term of the departing Investor Designee, and the replacement Investor Designee shall be considered an Investor Designee for all purposes of this Section 5.

(f) All confidential or proprietary information and data relating to the Company and its Affiliates provided by the Company to the Investor Designee shall be deemed confidential information and will be kept confidential and not disclosed to any Person outside of the Company. Notwithstanding the confidentiality obligations set forth in Section 5(d) and the foregoing, and subject to Section 9.16, the Investor Designee shall be permitted to disclose such confidential information to the executive officers and members of the board of directors (or equivalent governing body) of Investor and its Subsidiaries and their advisers (such as legal counsel) having a duty of confidentiality to the Investor, provided (i) such disclosure is made on a need-to-know basis solely for the purposes of, and to the extent necessary to, monitor and make decisions regarding the Investor’s investment in the Company, and (ii) that the Investor (and the SVP, as applicable) will be liable for any breach by any of such Persons of the confidentiality obligations applicable to the Investor Designee. Upon the resignation or removal of the Investor Designee from the Board and written request (including via email) from the Company, such Investor Designee shall either promptly (x) destroy all confidential information of the Company that he or she received in his or her capacity as a director in his or her possession or control and any copies thereof or (y) return to the Company all confidential information of the Company that he or she received in his or her capacity as a director in his or her possession or control and any copies thereof (but the Investor Designee need not purge electronic archives and backups created pursuant to bona fide document retention policies), and, in either case, confirm in writing (which may be via email) to the Company that all such material has been destroyed or returned, as applicable, in compliance with this Section 5.

(g) If any Investor Designee is an employee of, or otherwise compensated by, the Investor or any of its Affiliates, such Investor Designee shall not be entitled to any compensation from the Company in connection with his or her role as a director or service on the Board or any committee. The Investor Designee will be entitled to reimbursement from the Company of out of pocket expenses in connection with his or her role as a director consistent with other directors on the Board.

(h) Notwithstanding anything contained herein to the contrary, if the Board (or any committee thereof) considers (i) a proposed contract, transaction or other arrangement between the Investor or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, (ii) the enforcement or waiver of the rights of the Company or any of its Affiliates under any agreement between the Investor or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, or (iii) a matter which the Board determines in good faith presents an actual or potential conflict of interest for the Investor Designee, then the Investor Designee will, if directed by the chairperson of the Board or the remaining directors, be excluded from participation in such Board or committee meeting (or portion thereof, as applicable) at which such matters are to be discussed, and the Investor Designee will not be entitled to receive copies of the materials or other documents relating to such matter or meeting (or portion thereof, as applicable).

(i) The Company shall add each Investor Designee as a beneficiary to the Company’s directors’ and officers’ liability insurance policy effective from the Closing Date (or such date as such Investor Designee is appointed pursuant to this Section 5) and shall provide all other contractual or insurance director liability or indemnification coverage provided to other members of the Board.

6. Participation Rights.

6.1 General. After the Closing Date and until the termination of this Agreement, if the Company proposes to issue any New Securities, the Investor, SKT or any of their Affiliates that own Purchased Securities (the “Participation Rights Persons”) shall have the right to purchase up to such number of New Securities as required to maintain its ownership on a Fully-Diluted Basis as at immediately prior to the issuance of such New Securities, on the same terms and conditions that are applicable to the issuance of such New Securities (to the extent applicable), and at a price per share or security equal to the price paid by the purchaser(s) in such issuance of New Securities (such shares, the “Participation Right Shares”).

6.2 Procedures.

(a) After the Closing Date, in the event that the Company proposes to issue any New Securities, it shall, prior to such issuance of New Securities, deliver a written notice to the Investor and, as applicable, each Participation Rights Person (a “Participation Right Notice”) at least fifteen (15) Business Days before such issuance, stating (a) the Company’s intention to issue New Securities; (b) the amount and type of New Securities that the Company proposes to issue, and correspondingly, the number of Participation Right Shares that the Investor is entitled to purchase and (c) the material terms and conditions of the proposed issuance, including without limitation, the price of such New Securities (or (i) if such price is not clearly identifiable, such effective price per share as is reasonably determined by the Company in good faith or (ii) in the case of issuance of restricted shares, the fair market value of such restricted shares as determined by the Company in the ordinary course in connection with such issuance). Within fifteen (15) Business Days following the receipt of the Participation Right Notice, such Participation Rights Person may, by delivery of a written notice of acceptance to the Company (the “Acceptance Notice”), elect to purchase all, or any portion, of the Participation Right Shares that such Participation Rights Person is entitled to purchase for the price indicated in the Participation Right Notice. The failure to so respond in writing within such fifteen (15) Business Day period by a Participation Rights Person shall constitute a waiver of its rights under this Section 7 with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances of New Securities.

(b) Upon the Company’s issuance of any Participation Right Shares, such Participation Right Shares shall be validly issued, fully paid and nonassessable, duly authorized by all necessary corporate action of the Company.

6.3 Post-Issuance Notice. To the extent that any delay that would reasonably be expected to occur as a result of the Company’s compliance with Section 6.1 or Section 6.2 would, in the good faith determination of the Board, materially adversely affect the Company, the Company may proceed with an issuance of New Securities prior to having complied with the provisions of Section 6.1 or Section 6.2; provided that the Company shall:

(a) provide to the Investor prompt notice of such issuance and the Participation Right Notice described in Section 6.2 in which the actual price per share of such New Securities shall be set forth; and

(b) offer to issue to the Investor such number of New Securities as may be requested by the Investor (not to exceed an amount equal to (i) the number of Participation Right Shares that the Investor would have been entitled to pursuant to Section 6.2 plus (ii) a number of additional securities sufficient to permit the Investor to acquire, in total, the same percentage of the aggregate number of all securities included in the relevant issuances effected pursuant to this Section 6.3 as the Investor would have been entitled to acquire had the Company proceeded with the relevant issuances under Section 6.2 rather than pursuant to this Section 6.3) on the same terms and conditions with respect to such securities as the subscribers in the issuance received as described in the Participation Right Notice; and

(c) keep such offer open for a fifteen (15) Business Day period, during which period, the Investor may accept such offer by sending an Acceptance Notice to the Company committing to purchase such New Securities.

7. Registration Rights.

7.1 General.

(a) Any Conversion Shares will be issued in a transaction exempt from registration under the Securities Act (by reason of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act) and therefore may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. The Conversion Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration exists and either the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws. Any Conversion Shares issued may, if certificated, bear an appropriate legend (or if held in book-entry form, will be noted) with respect to such restrictions.

(b) The Company agrees that (i) at the time any Registration Statement and any amendments thereto become effective, such Registration Statement and any amendments thereto will conform in all material respects to the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any Prospectus and any amendments or supplements thereto at the time such Prospectus or any amendment or supplement thereto is filed will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) If a requested registration pursuant to this Section 7 involves an underwritten offering, the investment banker(s) and manager(s) and lead investment banker(s) and manager(s) to administer the offering shall be chosen by the Investor; provided that, if a Holder other than the Investor will sell at least 50% of the Registrable Securities proposed to be sold in such offering and the Investor is not participating in such offering, the investment banker(s) and manager(s) and lead investment banker(s) and managers shall be chosen by such other Holder, in each case subject to the reasonable approval of the Company (not to be unreasonably delayed or withheld).

7.2 Shelf Registration.

(a) No later than nine months from the Closing Date, the Company shall file with the SEC, and use commercially reasonable efforts to cause to be declared effective as soon as reasonably practicable after filing (in no event later than the expiration of the Initial Lock-Up Term), a shelf registration statement on Form S-3 or, if Form S-3 is not available to the Company, another appropriate form (including any amendments or supplements, the “Shelf Registration Statement”) and the prospectus (including any amendments or supplements) forming part of the Shelf Registration Statement in compliance with Rule 415 under the Securities Act covering the resale on a continuous basis of all of the Registrable Securities from time to time after the effectiveness of such Shelf Registration Statement by and pursuant to any method or combination of methods legally available to the Holders (including, without limitation, a direct sale to purchasers, a sale to or through brokers, dealers or agents, block trades, derivative transactions with third parties). Such Shelf Registration Statement shall be an “automatic resale registration statement” as defined pursuant to Rule 462(e) if the Company so qualifies, and to the extent the Company does not so qualify, the Company shall use reasonable best efforts to have the Shelf Registration Statement declared effective under the Securities Act as soon as reasonably practicable after such Shelf Registration Statement is filed with the SEC. The Company will use commercially reasonable efforts to maintain the effectiveness of the Shelf Registration Statement from once it is declared effective until the earlier of the date that (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or (ii) such Registrable Securities cease to be Registrable Securities (such period, the “Shelf Effectiveness Period”).

(b) At any time that a Shelf Registration Statement covering Registrable Securities pursuant to this Section 7.2 is effective, the Investor may deliver a written notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering (a “Shelf Underwritten Offering”) or other non-underwritten sale (a “Non-Underwritten Shelf Take-Down”, and either such or a Shelf Underwritten Offering, a “Shelf Take-Down”) of all or part of its Registrable Securities on the Shelf Registration Statement. As promptly as practicable thereafter receipt of such Take-Down Notice, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Take-Down. Notwithstanding anything to the contrary herein, the Investor shall be entitled to deliver an unlimited number of Take-Down Notices to effect a Non-Underwritten Shelf Take-Down with respect to the Registrable Securities held by it in addition to the other registration rights provided in this Section 7.2. In connection with any Shelf Underwritten Offering, but subject in all respects to this Section 7.2, should the underwriter advise the Company (who shall notify the participating Holders) in its reasonable opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the marketability of such offering (including an adverse effect on the per-share offering price), the underwriter may limit the number of shares which would otherwise be included in such Shelf Underwritten Offering in the same manner as described in Section 7.3 with respect to a limitation of shares to be included in a registration. No Holder may participate in any Shelf Underwritten Offering under this Section 7.2(b) unless such Holder (i) agrees to sell the Registrable Securities it desires to include in the Shelf Underwritten Offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company shall have no obligation to effect a Shelf Underwritten Offering under this Section 7.2(b) on behalf of the Holders of Registrable Securities electing to participate in such offering unless the expected gross proceeds from such offering exceed $30,000,000. Additionally, in no event shall the Company be required to engage in more than two (2) such Shelf Underwritten Offerings in any twelve (12) month period.

7.3 Demand Registrations. Following the termination of the Initial Lock-Up Term, if a Shelf Registration Statement covering Registrable Securities pursuant to Section 7.2 is not effective (other than as permitted in accordance with this Section 7), any Holder may request in writing that all or part of the Registrable Securities held by them shall be registered under the Securities Act (a “Demand Registration Request,” and such Registration Statement, a “Demand Registration Statement”). As promptly as practicable and no later than twenty (20) Business Days after receipt of such Demand Registration Request, the Company shall register all Registrable Securities that have been requested to be registered in the Demand Registration Request. The Company will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement filed pursuant to this Section 7.3 from once it is declared effective until the earlier of the date that (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or (ii) such Registrable Securities cease to be Registrable Securities. If Form S-3 is available to the Company, the Company shall not be required to effect more than two (2) registrations in any twelve (12) month period under this Section 7.3, and if Form S-3 is not available to the Company, the Company shall not be required to effect more than one (1) registration in any twelve (12) month period under this Section 7.3. In addition, notwithstanding the foregoing, the Company shall not have an obligation to file a Demand Registration Statement unless (i) if Form S-3 is available to the Company, the Demand Registration Request relates to

Registrable Securities having an expected market value of at least $30,000,000, and (ii) if Form S-3 is not available to the Company, the Demand Registration Request relates to Registrable Securities having an expected market value of at least $75,000,000. Notwithstanding any other provision of this Section 7.3, if the managing underwriter advises the Holders, as applicable, in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the amount of Registrable Securities proposed to be registered shall be reduced appropriately; provided that, in any event, all Registrable Securities held by the Investors and which are requested to be included must be included in such registration prior to any other shares of the Company, including shares held by persons other than the Investors. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 7.3 unless permitted to do so by the written consent of the participating Holders.

7.4 Piggyback Registration

(a) General. Following the termination of the Initial Lock-Up Term, if, at any time, the Company proposes to file a registration statement, other than an Excluded Registration Statement, for an Applicable Offering (such registration statement, a “Piggyback Registration Statement,” and such registration, a “Piggyback Registration”), and a Shelf Registration Statement covering Registrable Securities pursuant to Section 7.2 is not effective (other than as permitted in accordance with this Section 7), the Company shall give each Holder, written notice (the “Piggyback Notice”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Holder the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities as such Holder may request in its sole discretion (a “Piggyback Request”). Subject to Section 7.4(b), the Company shall include in each such Piggyback Registration such Registrable Securities for which the Company has received the Piggyback Request within five (5) Business Days after mailing of the Piggyback Notice. If such Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such party shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Company Ordinary Shares, all upon the terms and conditions set forth herein. The Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Investor’s written request, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(b) Underwriting. If any of the securities to be offered or sold pursuant to the registration giving rise to the rights under this Section 7.4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of the proposed underwritten offering to permit the Holders who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in such Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. If the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per-share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per-share offering price), which securities will be so included in the following order of priority: (i) first, the Company Ordinary Shares and other securities the Company proposes to sell, (ii) second, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 7.4, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as such Holders may otherwise agree, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. Notwithstanding anything to the contrary herein, the Company shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with an underwritten offering made pursuant to this Section 7.4. No Holder may participate in any underwritten registration under this Section 7.4 unless such Holder (i) agrees to sell the Registrable Securities it desires to have covered by the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.5 Investor Obligations. As a condition to its obligations under Sections 7.2 through 7.4, the Company may require the Investor as to which any registration is being effected to (i) furnish the Company with such information regarding such Person that is necessary to satisfy the disclosure requirements relating to the registration and the distribution of such securities under the Securities Act and the rules and regulations promulgated thereunder as the Company may from time to time reasonably request in writing, including a properly completed and executed selling holder questionnaire, and (ii) promptly notify the Company in writing of any changes in the information set forth in the applicable selling holder questionnaire after it is prepared regarding the Investor. The Company’s obligation to file any Registration Statement and the Prospectus under this Section 7 shall be subject to the receipt by the Company from the Investor a properly completed and customary selling holder questionnaire. None of the information supplied (or to be supplied) by or on behalf of the Investor for inclusion or incorporation by reference in the applicable Registration Statement or Prospectus will, at the time the Registration Statement is declared effective under the Securities Act (or with respect to any post-effective amendments or supplements thereto, at the time such post-effective amendments or supplements become effective under the Securities Act), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

7.6 Suspension; Delays. The Company shall have the right at any time, upon written notice (with immediate effect) to the Holders, to (i) delay the filing of any Registration Statement or a request for acceleration of the effective date for the shortest period of time reasonably possible or (ii) suspend any Registration Statement after effectiveness and require that the Investor immediately cease sales of shares pursuant to any Registration Statement in the event that (A) the Company is or may be in possession of material non-public information, the failure of which to disclose in such Registration Statement, in the good faith judgment of the Company would reasonably be expected to result in a violation of securities laws, (B) there is a material contemplated financing, acquisition, disposition, corporate reorganization, merger, or other similar transaction or other material event or circumstance affecting the Company or its securities, or

(C) any other event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in such Registration Statement in order to make the statements therein (in light of the circumstances under which they were made) not misleading; provided, however, that the Company may not delay the filing or effectiveness of any Registration Statement for more than forty five (45) consecutive calendar days, or suspend the use of any Registration Statement for more than ninety (90) total calendar days, in each case during any twelve (12)-month period; provided, however, that the Company may not delay the filing or effectiveness of, or suspend the use of, all Registration Statements more than twice in any twelve (12)-month period and, provided further, if an event described in clause (C) above has occurred, the Company shall promptly use commercially reasonable efforts, including amending such Registration Statement or document incorporated by reference therein, in order to make the statements in such Registration Statement (in light of the circumstances under which they were made) not misleading. If the Company suspends any Registration Statement and requires any Holder to cease sales of shares pursuant to this Section 7.6, the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be reasonably necessary to file or reinstate the effectiveness of such Registration Statement and give prompt written notice to the Investor authorizing them to resume sales pursuant to such Registration Statement. If as a result thereof the Prospectus included in any Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised Prospectus with the notice to any participating Holder given pursuant to this Section 7.6, and such Holder shall make no offers or sales of shares pursuant to such Registration Statement other than by means of such revised Prospectus.

7.7 Company Obligations. The Company shall:

(a) provide written notice to the Investor within three Business Days of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(b) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

(c) pay all registration fees under the Securities Act, all printing expenses and all fees and disbursements of legal counsel for both the Company and the Holders (provided that the fees and disbursements of legal counsel for the Holders to be reimbursed hereunder shall not exceed $25,000 per Shelf Registration Statement, Shelf Underwritten Offering, Demand Registration Statement or Piggyback Registration), the Company’s independent registered public accounting firm and any other persons retained by the Company, and any other expenses incurred by the Company, in connection with the performance of the Company’s obligations under this Section 7;

(d) use its commercially reasonable efforts, upon request of the Investor, to, subject to compliance with applicable securities laws and receipt from the Investor by the Company and the transfer agent of customary representations and other customary documentation reasonably acceptable to the Company and the transfer agent in connection therewith, (A) cause the removal of the restrictive legends from any Registrable Securities being sold under any Registration Statement or pursuant to Rule 144 at the time of such sale of any Registrable Securities and (B) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent for the Company in connection with the removal of such restrictive legends; and

(e) refrain from granting any demand or piggyback registration rights that are senior to, inconsistent or pari passu with or otherwise conflict with, or adversely affect, the rights granted to the Holders hereunder to any shareholder or any other Person without the prior written consent of the Holders.

7.8 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Covered Person from and against any and all Losses, as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and will (without limitation of the preceding portions of this Section 7.8(a)) reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person related to such Covered Person or its Affiliates (other than the Company or any of its subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 7.8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), provided that, notwithstanding the foregoing, the indemnity agreement contained in this Section 7.8(a) shall apply to amounts paid in settlement of any Loss or action even if such settlement is effected without the consent of the Company if the Company does not timely reply to a request for its consent. For the avoidance of doubt, a person (and its officers, directors, general partners, managing members, agents, employees and control persons as described above) that ceases to be a Holder will be entitled to indemnification in connection with Losses incurred as described above in such person’s capacity as a Holder.

(b) Indemnification by the Holders of Registrable Securities. Each Holder, severally and not jointly with any other Holders of Registrable Securities, shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, agents, employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against any and all Losses, as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the foregoing portions of this Section 7.8(b)) reimburse the Company, its directors, officers, agents, employees and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, free writing Prospectus, or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or in the information conveyed by the Company or its representatives to a purchaser at the time of sale to such purchaser; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably delayed or withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be individual, not joint and several, for each Holder of Registrable Securities and shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably delayed or withheld). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7.8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.8(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control. The obligations of any Holder to provide contribution pursuant to this Section 7.8(d) are several and not joint.

(e) Non-Exclusivity; Survival. The obligations of the parties under this Section 7.8 shall be in addition to any liability which any party may otherwise have to any other party. The indemnification provided herein shall be a continuing right to indemnification and shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and otherwise.

8. Other Agreements.

8.1 Information Rights. The Company shall, at the Investor’s written request, give the Investor reasonable access to the books, records and financial information relating to the operations of the Company and its Subsidiaries, to the extent reasonably requested by the Investor in connection with the preparation by the Investor of the Investor’s financial statements or tax returns, or as required in connection with the Investor’s compliance with its obligations under applicable laws and regulations relating to foreign exchange transactions. Notwithstanding the foregoing, the Company will not be required by this Section 8.1 to provide the Investor with access to or to disclose information that (i) is subject to any attorney client or attorney work product or other legal privilege, (ii) would result in the disclosure of any trade secrets or otherwise breach, contravene or violate any confidentiality obligations of the Company or any of its Subsidiaries pursuant to an effective contract to which the Company or such Subsidiary is a party or (iii) would reasonably be expected to breach, contravene or violate any applicable Law; provided, that the Company shall use reasonable best efforts, in the case of any of clauses (i) through (iii), to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (i) through (iii). Nothing in this Section 8.1 shall be construed to require the Company or any of its Representatives to prepare any financial statements, reports, analyses, appraisals or opinions that are not readily available or otherwise place an undue burden on the personnel of the Company, and access to information pursuant to this Section 8.1 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company.

8.2 Indebtedness. At any time when any of the Purchased Securities (and/or any Company Ordinary Shares issued in respect thereof) representing at least 7.5% of the issued and outstanding Company Ordinary Shares (calculated on a Fully-Diluted Basis) remains outstanding and continues to be held by one or more Designated Holders, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles (or any certificate of designation relating to any series of the Preferred Shares, as defined in the Articles)) the prior written consent of such Designated Holders, unless (i) waived pursuant to Section 8 of the Certificate or (ii) such action has been approved by the Board (which approval must include the vote or consent of each Investor Designee), incur, assume or otherwise become liable for Indebtedness (as defined in that certain Credit Agreement, dated as of February 7, 2022, by and among the Company, Citizens Bank, N.A. and the other parties thereto, as amended on August 29, 2022 and as in effect on the Original Issue Date (as defined in the Certificate) (the “Credit Agreement”)), including by issuing or creating debt securities, if, as a result thereof, the Total Leverage Ratio (as defined in the Credit Agreement) would exceed 5.00 to 1.00 as of the last day of any fiscal quarter of the Company (and for the avoidance of doubt, any of the actions prohibited by or taken in contravention of this Section 8.2 shall be ultra vires, null and void ab initio and of no force or effect).

8.3 Requisite Approvals. The Company shall use its reasonable best efforts to obtain all Requisite Approvals (as defined in the Certificate) as at any time may be necessary for the conversion of the CPS into Company Ordinary Shares.

9. Miscellaneous.

9.1 Governing Law; Submission to Jurisdiction. The law, including the statutes of limitation, of the State of New York shall govern this Agreement, the interpretation and enforcement of its terms and any claim or cause of action (in law or equity), controversy or dispute arising out of or related to it or its negotiation, execution or performance, whether based on contract, tort, statutory or other law, in each case without giving effect to any conflicts-of-law or other principle requiring the application of the law of any other jurisdiction.

9.2 Dispute Resolution. The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the provisions of the Rules of Arbitration of the International Chamber of Commerce (the “ICC Arbitration Rules”), by three arbitrators (the “Tribunal”) appointed in accordance with the ICC Arbitration Rules (the “Arbitration”). The Arbitration will be conducted in English, and shall take place in New York, New York or such other location as the parties and the Tribunal may agree. The arbitral award (the “Award”) shall (a) be rendered within 120 days after the Tribunal’s acceptance of its appointment; (b) be delivered in writing; (c) state the reasons for the Award; (d) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the parties without the possibility of challenge or appeal, which are hereby waived; and (e) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 9.2 shall be deemed commercial. The Tribunal shall have the authority to grant any equitable or legal remedies, including entering preliminary or permanent injunctive relief; provided, however, that the Tribunal shall not have the authority to award (and the parties waive the right to seek an award of) punitive or exemplary damages.

9.3 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

9.4 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit A attached hereto and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Any party may change its address by giving notice to the other parties in the manner provided above.

9.5 Entire Agreement. This Agreement and the Purchase Agreement (once executed) (including all exhibits hereto and thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto. Notwithstanding anything to the contrary contained herein or elsewhere, Section 9.16 of this Agreement shall supersede and replace in its entirety Section 9.10 (Confidentiality) of the Purchase Agreement.

9.6 Amendments. No provision in this Agreement shall be modified or amended except in a writing executed by an authorized representative of each of the Company and the Investor.

9.7 Interpretation. When a reference is made in this Agreement to a section, subsection, article, exhibit or schedule such reference shall be to a section, subsection, article, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any exhibit or schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any exhibit or schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. This Agreement has been prepared jointly and will not be construed against either party.

9.8 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable best efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

9.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor (other than to SKT or to the Investor’s or SKT’s Affiliates) or (b) the prior written consent of the Investor in the case of an assignment by the Company, in each case, which consent shall not be unreasonably withheld or delayed.

9.10 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assignees of the parties.

9.11 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, pdf or other electronic format, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.12 Fees and Expenses. Except as otherwise provided herein and therein, all fees and expenses incurred in connection with or related to this Agreement and the other transaction agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

9.13 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

9.14 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

9.15 Specific Performance. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to obtain specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction. Each party hereto hereby further waives any defense in any action for specific performance that a remedy at law would be adequate.

9.16 Confidentiality. The Investor shall, and shall cause its Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to the Investor or its Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (the “Confidential Information”) and to use the Confidential Information solely in connection with the Investor’s investment in the Company; provided that the Confidential Information will not include information that (a) is, was or becomes available to the public (other than as a result of a breach of any confidentiality obligation by the Investor), (b) is or has been independently developed or conceived by the Investor without use of the Confidential Information or (c) is or has been made known or disclosed to the Investor by a Third Party without a breach of any confidentiality obligations such Third Party has to the Company that is known to the Investor; provided further that, the Investor may disclose the Confidential Information (i) to its Representatives in connection with its investment in the Company; (ii) to any prospective purchaser of any Company Ordinary Shares from the Investor and their respective Representatives, provided that such prospective purchaser agrees to be bound by a confidentiality or non-disclosure agreement with the Investor that is no less restrictive than the confidentiality obligations set forth herein; (iii) to any of Investor’s Affiliates and their respective Representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to a confidentiality and non-disclosure obligation no less restrictive than the confidentiality obligations set forth herein), or (iv) as may otherwise be required by law or legal, judicial or regulatory process, provided in the case of this clause (iv) that the Investor provides prompt prior written notice to the Company notifying the Company of the manner, scope and justification for such disclosure.

9.17 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may be reasonably required or desirable in order to carry out the intent and accomplish the purposes of this Agreement.

9.18 Termination. This Agreement shall terminate once the Investor and its Affiliates beneficially own Purchased Securities (and Company Ordinary Shares issued with respect thereto) representing less than five percent (5.0%) of the Company Ordinary Shares then issued and outstanding (calculated on a Fully-Diluted Basis), except that Section 7 will survive so long as the Investor or its Affiliates holds Registrable Securities. Section 9.16 shall survive the termination of this Agreement for two (2) years.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

PENGUIN SOLUTIONS, INC.

By:	/s/ Anne Kuykendall
Name: Anne Kuykendall
Title: Senior Vice President and Chief Legal Officer

Signature Page to Investor Agreement

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ASTRA AI INFRA LLC

By:	/s/ Hoguen Kim
Name: Hoguen Kim
Title: Chief Legal Officer, SK Telecom Co., Ltd.

Signature Page to Investor Agreement

EXHIBIT A

NOTICE ADDRESSES

Company

Penguin Solutions, Inc.

Address:	1390 McCarthy Blvd. Milpitas, CA 95035

Attention:	Anne Kuykendall; Angela Chen

Telephone:	[***]

Email:	[***]

with a copy, with shall not constitute notice, to:

Latham & Watkins LLP

Address:	140 Scott Drive Menlo Park, CA 94025

Attention:	Mark M. Bekheit; Tessa Bernhardt

Telephone:	[***]

Email:	[***]

Investor

Astra AI Infra LLC c/o SK Telecom Co., Ltd.

Address:	c/o SK Telecom Co., Ltd., SK T-Tower, 65, Eulji-ro, Jung-gu, Seoul, 04539, Korea

Attention:	Go, Young Sun

Telephone:	[***]

Email:	[***]

with a copy, with shall not constitute notice, to:

Baker & McKenzie LLP

Address:	Two Embarcadero Center, Suite 1100 San Francisco, CA 94111

Attention:	Derek Liu; Judith Kitano

Telephone:	[***]

Email:	[***]

A-1